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                                                                   Exhibit 10.79

                         EXTRACT FROM THE MINUTES NO. 6
             Of the Meeting of the Territorial Forest Use Commission
                               Dated July 13, 2001

II. Considered: About transfer of the forest area in Vysokogorniy leskhoz, Vanino area for lease on a tender basis. Resolved: 1. One candidate meets the requirements of tender.

     2. Basing on the documents presented by the candidates, verification of their correspondence to the tender's conditions to consider JSC "Forest-Starma" as the winner of tender.

     3. To give JSC "Forest-Starma for lease the forest area in Vysokogrniy leskhoz for timber felling on a tender basis in accordance with attachment No. 2 to this minutes.

     4. Taking into account forest areas given earlier (Minutes No. 25 dated November 5, 1997) to consider:

     4.1. The territory leased by JSC "Forest-Starma" in 3 Group forests of Vysokogorniy leskhoz consisted of compartments No. 6-16,20-22, 25-33, 40-55, 66-72, 78-81, 88-91, 98-100, 106-109, 112-115, 122-131,
          135-145, 154-164, 176-185, 189-194, 211-216, 231-233, 249-252, 271,
          272, 317-453, 459-472, 479-492, 501-505, 512-516, 526-539, 539-542,
          544-547, 549-552, 554-557, 559-561 of Verhne-Tumninskiy forestry; No.
          11-13, 18, 19, 25-28, 33-35, 43-46, 50, 57-61, 66-68, 76-83, 87-90,
          94, 97-100, 102-105, 108-116, 118-123, 126, 133-136 of Kenadskiy
          forestry at the total area of 317,9 thousand hectares with exploitable inventory of mature and over-mature trees of 14605 thousand cubic meters for the lease period up to 49 years and with the annual timber output of 226 thousand cubic meters.

     4.2. To consider as voided the resolutions of the territorial forest use commission:
          - dated November 5, 1997 (minutes No. 25) concerning fixing of bounds of the territory leased by JSC "Forest-Starma" in Vysokogorniy leskhoz;
          - dated September 15, 2000 (Minutes No. 14) concerning fixing of volume of the annual timber output at the territory leased by JSC "Forest-Starma" in Vysokogorniy leskhoz.

     5.   Vysokogorniy leskhoz will:
          - transfer the forest area under the act of acceptance;
          - include as well as JSC "Forest-Starma" will amendments into the timber lease agreement (registered by Head of Administration of Vanino area on September 8, 1998);
          - consider liabilities of the lessee mentioned in attachment No. 2 as significant conditions to be included into the timber lease agreement.

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     6.  The lessee will undertake to following obligations:
         - to register amendments of the timber lease agreement in the territorial legal agency on the state registration of real estate and transactions with it;
         - to take necessary measures for complete and rational use of all available exploitable inventory of timber including broadleaved species;
         - to carry out forest regeneration, anti-fire, forestry and other kinds of activities in accordance with timber lease agreement and annually fixed volumes;
         - to perform all terms of point 5.1 of the minutes No. 25 of the territorial forest use commission dated November 5, 1997.


      Deputy Chairman of the Commission
      Director of the Natural Resources and Raw Materials
      Department of the
      Khabarovsk Territory Administration   /s/ G.E. Pocherevin  G.E. Pocherevin

      Secretary of the Commission
      Head of Natural Resources Department
      For the Far East                     /s/ Yu.V.Grishuk      Yu.V. Grischuk